AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

EXPENSE LIMITATION AGREEMENT, effective as of May 1, 2005, as previously amended and restated, and hereby amended and restated as of May 1, 2024, by and between Transamerica Asset Management, Inc. (the “Investment Manager”), and Transamerica Series Trust (the “Company”), on behalf of each series of the Company set forth in Schedule A (each a “Fund,” and collectively, the “Funds”).

WHEREAS, the Company is a Delaware statutory trust, and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type, and each Fund is a series of the Company; and

WHEREAS, the Company and the Investment Manager have entered into investment advisory agreements on behalf of the Funds (“Management Agreements”), pursuant to which the Investment Manager provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund; and

WHEREAS, the Company and the Investment Manager have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject; and

WHEREAS, the Company and the Investment Manager wish to structure this Expense Limitation Agreement in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that any Fund is deemed to have paid a preferential dividend, and in a manner consistent with the SEC’s interpretation of analogous requirements in Rule 18f-3(a) under the 1940 Act;

NOW, THEREFORE, the parties hereto agree as follows:

1.	Expense Limitation.

1.1. Applicable Expense Limit. The Investment Manager agrees to reduce the investment management fees payable to it pursuant to the Management Agreements and make payments to the Funds to the extent necessary to limit the ordinary operating expenses incurred by the applicable Class(es) of each Fund in any fiscal year, excluding acquired fund fees and expenses, dividend and interest expenses related to short sales, interest (including borrowing costs and overdraft charges), taxes, brokerage commissions, extraordinary expenses such as litigation, and other expenses not incurred in the ordinary course of such Fund’s business (“Fund Operating Expenses”) to the Operating Expense Limit, as defined in Section 1.2 below.

With respect to certain Funds, if indicated in a footnote to Schedule A, “Fund Operating Expenses” shall include acquired fund fees and expenses and mean the ordinary operating expenses incurred by each Class of each Fund in any fiscal year, excluding dividend and interest expenses related to short sales, interest (including borrowing costs and overdraft charges), taxes, brokerage commissions, extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of such Fund’s business. For each applicable Class of each Fund, any amount of Fund Operating Expenses above the Operating Expense Limit (such excess amount, the “Excess Amount”) shall be the liability of the Investment Manager.

1.2. Operating Expense Limit. The “Operating Expense Limit” in any fiscal year with respect to each applicable Class of each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of such Class.

1.3. Duration of Operating Expense Limit. The Operating Expense Limit with respect to each applicable Class of each Fund shall remain in effect until the date specified for that Class on Schedule A. The Investment Manager may extend, but may not during the term of this Agreement shorten, the duration of the Operating Expense Limit for any Class of a Fund by delivering a revised Schedule A to the Company reflecting such extension. Such an extension must continue at the same (or lower) Operating Expense Limit amount specified on Schedule A.

1.4. Method of Computation. This Expense Limitation Agreement shall in all cases be interpreted in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that any Fund is deemed to have paid a preferential dividend. In the event of any conflict between any term of this Expense Limitation Agreement and the previous sentence, the previous sentence shall control.

Management fees and other expenses related to the management of the Company’s assets. Each Class of each Fund shall be allocated and shall pay an investment management fee and other fees and expenses related to the management of the Fund’s assets (including custodial fees and tax return preparation fees) on the basis of the net asset value of that Class in relation to the net asset value of the Fund. The benefit of a waiver or reimbursement of any management fee and any other fees and expenses related to the management of the Fund’s assets (including custodial fees and tax return preparation fees) shall be allocated to all shares by net asset value, regardless of Class.

Other fees and expenses. Each Class of each Fund may be allocated and may pay a different share of other fees and expenses, not including advisory or custodial fees or other fees and expenses related to the management of the Fund’s assets, if these expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes.

Subject to the foregoing, to determine the Investment Manager’s liability with respect to the Excess Amount, each day the Fund Operating Expenses for each applicable Class of each Fund generally will be annualized as of that day. If the annualized Fund Operating Expenses of an applicable Class of a Fund as of that day exceed the Operating Expense Limit of such Class, the management fees payable to the Investment Manager that are accrued that day generally will be waived in an amount sufficient to reduce the Excess Amount so that the annualized Fund Operating Expenses as of that day equal the Operating Expense Limit. If such waiver of management fees is not sufficient to equal the Operating Expense Limit, the applicable Class of the Fund will accrue a receivable from the Investment Manager in an amount sufficient so that the annualized Fund Operating Expenses equal to the Operating Expense Limit.

In case a Class of a Fund needs to accrue such receivables from the Investment Manager during any month, the Fund will inform the Investment Manager about the Excess Amount owed to the applicable Class for that month and the Investment Manager will remit to the Fund promptly after the end of the month an amount that, together with already waived management fees, is sufficient to pay that month’s Excess Amount with respect to such Class.

1.5. Periodic Adjustments. As necessary, daily, monthly and annual adjustments, accruals or payments will be made by the appropriate party to ensure that the amount of the management fees waived and payments remitted to a Class of a Fund by the Investment Manager equal the Excess Amount for such Class for any Fund fiscal year during the duration of this Agreement.

2.	Reimbursement of Fee Waivers and Expense Reimbursements.

If on any day or month, the estimated annualized Fund Operating Expenses of a Class of a Fund listed in Schedule B as of that day or month are less than the Operating Expense Limit as of that day or month, the Investment Manager shall be entitled to reimbursement by such Class of the investment management fees waived or reduced and other payments remitted by the Investment Manager to such Class pursuant to Section I hereof during any of the previous thirty-six (36) months beginning with the effective date of this Agreement (the “Reimbursement Amount”), to the extent that the annualized Fund Operating Expenses plus the amount so reimbursed equals, as of such day or month, the Operating Expense Limit for such Class provided in Schedule A, provided that such amount paid to the Investment Manager will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed. The Reimbursement Amount may not include any additional charge or fees, such as interest accruable on the Reimbursement Amount. Amounts so reimbursed shall be allocated to the oldest Reimbursement Amount during the previous thirty-six (36) months until fully reimbursed, and thereafter, to the next oldest Reimbursement Amount, and so forth. Periodic adjustments to the Reimbursement Amount and related reimbursement may be made with respect to a Fund, as necessary to ensure that the amount of Fund Operating Expenses during any Fund fiscal year never exceed the Operating Expense Limit for an applicable Class of the Fund during that fiscal year.

3.	Term and Termination of Agreement.

Unless the Investment Manager has extended the duration of the Operating Expense Limit with respect to a Class of a Fund pursuant to Section 1.3 of this Agreement, this Agreement shall automatically renew effective May 1 of every year for one-year terms until such time as the Investment Manager provides written notice of non-renewal past the then-current term. In addition, this Agreement shall terminate with respect to a Fund and its applicable Classes upon termination of the Investment Management Agreement of that Fund.

4.	Miscellaneous.

4.1. Multiple Class Plan. In case a Fund has multiple classes of shares, any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the Classes of the Fund in accordance with the terms of the Fund’s multiple class plan pursuant to Rule 18f-3 under the 1940 Act.

4.2. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.3. Interpretation. Nothing herein contained shall be deemed to require the Company or the Funds to take any action contrary to the Company’s Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Company’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Company or the Funds.

4.4. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

5.	Voluntary Expense Limitation and Reimbursement.

5.1. Notwithstanding any other provision of this Agreement, the Investment Manager (or its affiliates) may voluntarily waive fees and/or reimburse expenses of one or more classes of Transamerica BlackRock Government Money Market VP (the “Government Money Market VP”) to such level(s) as the Company’s officers may reasonably determine. Any such waiver or expense reimbursement may be discontinued by the Investment Manager at any time. The Investment Manager shall be entitled to recapture any amounts so waived or reimbursed upon the Government Money Market VP attaining such yield as the Company’s officers reasonably determine.

5.2. The Investment Manager shall be entitled to reimbursement by the Government Money Market VP of the fees waived and/or expenses reimbursed by the Investment Manager or any of its affiliates to the Government Money Market VP pursuant to the above paragraph during any of the previous thirty-six (36) months beginning on July 1, 2009. Any such reimbursement shall not result in the Government Money Market VP’s effective daily yield to be negative.

6.	Prior Agreements.

This Agreement supersedes all prior written agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this Agreement.

The parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Marijn P. Smit
Marijn P. Smit
Chairman of the Board, Chief Executive Officer and President

TRANSAMERICA SERIES TRUST

By:	/s/ Vincent J. Toner
Vincent J. Toner
Vice President and Treasurer

SCHEDULE A

TRANSAMERICA SERIES TRUST

OPERATING EXPENSE LIMITS

This Schedule relates to the following Portfolios of the Company as of May 1, 2024:

FUND NAME	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH	EXPENSE LIMIT INITIAL CLASS[1]	EXPENSE LIMIT SERVICE CLASS

Transamerica 60/40 Allocation VP2	May 1, 2025	N/A	0.63%

Transamerica Aegon Bond VP	May 1, 2025	0.58%	0.83%

Transamerica Aegon Core Bond VP	May 1, 2025	0.54%	0.79%

Transamerica Aegon High Yield Bond VP	May 1, 2025	0.70%	0.95%

Transamerica Aegon Sustainable Equity Income VP	May 1, 2025	0.73%	0.98%

Transamerica Aegon U.S. Government Securities VP	May 1, 2025	0.56%	0.81%

Transamerica American Funds Managed Risk VP	May 1, 2025	N/A	0.85%

Transamerica BlackRock Government Money Market VP3	May 1, 2025	0.38%	0.63%

Transamerica BlackRock iShares Active Asset Allocation – Conservative VP4
Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP4	May 1, 2025	0.55%	0.80%
Transamerica BlackRock iShares Active Asset Allocation – Moderate VP4

Transamerica BlackRock iShares Dynamic Allocation – Balanced VP4
Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP4	May 1, 2025	0.55%	0.80%

Transamerica BlackRock iShares Edge 40 VP4	May 1, 2025	0.31%	0.56%

Transamerica BlackRock iShares Edge 50 VP4	May 1, 2025	N/A	0.56%

Transamerica BlackRock iShares Edge 75 VP4	May 1, 2025	N/A	0.56%

Transamerica BlackRock iShares Edge 100 VP4	May 1, 2025	N/A	0.56%

Transamerica BlackRock iShares Tactical – Balanced VP4
Transamerica BlackRock iShares Tactical – Conservative VP4	May 1, 2025	0.63%	0.88%
Transamerica BlackRock iShares Tactical – Growth VP4

Transamerica BlackRock Real Estate Securities VP	May 1, 2025	0.90%	1.15%

Transamerica BlackRock Tactical Allocation VP	May 1, 2025	0.21%	0.46%

Transamerica Goldman Sachs 70/30 Allocation VP5	May 1, 2025	N/A	1.15%

Transamerica Goldman Sachs Managed Risk - Balanced ETF VP
Transamerica Goldman Sachs Managed Risk - Conservative ETF VP	May 1, 2025	0.37%	0.62%
Transamerica Goldman Sachs Managed Risk – Growth ETF VP

Transamerica Great Lakes Advisors Large Cap Value VP	May 1, 2025	0.95%	1.01%

FUND NAME	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH	EXPENSE LIMIT INITIAL CLASS[1]	EXPENSE LIMIT SERVICE CLASS

Transamerica International Focus VP	May 1, 2025	0.88%	1.13%

Transamerica Janus Balanced VP	May 1, 2025	0.79%	1.04%

Transamerica Janus Mid-Cap Growth VP	May 1, 2025	0.88%	1.13%

Transamerica JPMorgan Asset Allocation – Conservative VP Transamerica JPMorgan Asset Allocation – Growth VP Transamerica JPMorgan Asset Allocation – Moderate Growth VP Transamerica JPMorgan Asset Allocation – Moderate VP	May 1, 2025	0.20%	0.45%

Transamerica JPMorgan Enhanced Index VP	May 1, 2026	0.67%	0.92%

Transamerica JPMorgan International Moderate Growth VP	May 1, 2025	0.21%	0.46%

Transamerica JPMorgan Tactical Allocation VP	May 1, 2025	0.81%	1.06%

Transamerica Madison Diversified Income VP	May 1, 2025	0.84%	1.09%

Transamerica Market Participation Strategy VP	May 1, 2025	0.82%	1.07%

Transamerica Morgan Stanley Capital Growth VP	May 1, 2025	0.76%	N/A

Transamerica Morgan Stanley Global Allocation VP6	May 1, 2025	0.81%	1.06%

Transamerica Morgan Stanley Global Allocation Managed Risk-Balanced VP	May 1, 2025	0.22%	0.47%

Transamerica MSCI EAFE Index VP	May 1, 2025	0.18%	0.43%

Transamerica Multi-Managed Balanced VP	May 1, 2025	0.75%	1.00%

Transamerica PineBridge Inflation Opportunities VP	May 1, 2025	0.63%	0.88%

Transamerica ProFund UltraBear VP	May 1, 2025	0.98%	1.23%

Transamerica Small/Mid Cap Value VP	May 1, 2025	0.83%	1.08%

Transamerica S&P 500 Index VP	May 1, 2025	0.14%	0.39%

Transamerica T. Rowe Price Small Cap VP	May 1, 2025	0.88%	1.13%

Transamerica TSW International Equity VP	May 1, 2025	0.91%	1.16%

Transamerica TSW Mid Cap Value Opportunities VP	May 1, 2025	0.78%	1.03%

Transamerica WMC US Growth VP	May 1, 2025	0.74%	0.99%

1.	The portfolios have not been charged and have not paid any 12b-1 fees with respect to Initial Class shares, and will not be charged or pay any 12b-1 fees on Initial Class shares through May 1, 2025.

2.	TAM has contractually agreed to waive 0.18% of its management fee through May 1, 2025.

3.	TAM may voluntarily waive fees and/or reimburse expenses of one or more classes of Transamerica BlackRock Government Money Market VP as described in Section 5 of the Agreement.

4.

TAM has contractually agreed through May 1, 2025, to waive from its management fees an amount equal to the sub-advisory fee waiver by BlackRock Investment Management, LLC (“BlackRock”), the portfolio’s sub-adviser. BlackRock has voluntarily agreed to waive its sub-advisory fees for so long as BlackRock is the sub-adviser to the portfolio and the portfolio invests all or substantially all of its assets in underlying exchange-traded funds sponsored or advised by BlackRock or its affiliates.

5.	Acquired fund fees and expenses are included within each class’s expense cap as described in Section 1 of the Agreement.

6.

The Subsidiary has entered into a separate contract with TAM for the management of the Subsidiary portfolio pursuant to which the Subsidiary pays TAM a fee that is the same, as a percentage of net assets, as the management fee of the portfolio. TAM has contractually agreed to waive a portion of the portfolio’s management fee in an amount equal to the management fee paid to TAM by the Subsidiary. This management fee waiver may not be discontinued by TAM as long as its contract with the Subsidiary is in place.

SCHEDULE B

TRANSAMERICA SERIES TRUST

MAY 1, 2024

PORTFOLIOS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME

Transamerica 60/40 Allocation VP

Transamerica Aegon Bond VP

Transamerica Aegon Core Bond VP

Transamerica Aegon High Yield Bond VP

Transamerica Aegon Sustainable Equity Income VP

Transamerica Aegon U.S. Government Securities VP

Transamerica American Funds Managed Risk VP

Transamerica BlackRock Government Money Market VP

Transamerica BlackRock iShares Active Asset Allocation – Conservative VP

Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP

Transamerica BlackRock iShares Active Asset Allocation – Moderate VP

Transamerica BlackRock iShares Dynamic Allocation – Balanced VP

Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP

Transamerica BlackRock iShares Edge 40 VP

Transamerica BlackRock iShares Edge 50 VP

Transamerica BlackRock iShares Edge 75 VP

Transamerica BlackRock iShares Edge 100 VP

Transamerica BlackRock iShares Tactical – Balanced VP

Transamerica BlackRock iShares Tactical – Conservative VP

Transamerica BlackRock iShares Tactical – Growth VP

Transamerica BlackRock Real Estate Securities VP

Transamerica BlackRock Tactical Allocation VP

Transamerica Goldman Sachs 70/30 Allocation VP

Transamerica Goldman Sachs Managed Risk – Balanced ETF VP

Transamerica Goldman Sachs Managed Risk – Conservative ETF VP

Transamerica Goldman Sachs Managed Risk – Growth ETF VP

Transamerica Great Lakes Advisors Large Cap Value VP

Transamerica International Focus VP

Transamerica Janus Balanced VP

Transamerica Janus Mid-Cap Growth VP

Transamerica JPMorgan Asset Allocation – Conservative VP

Transamerica JPMorgan Asset Allocation – Growth VP

Transamerica JPMorgan Asset Allocation – Moderate Growth VP

Transamerica JPMorgan Asset Allocation – Moderate VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan International Moderate Growth VP

Transamerica JPMorgan Tactical Allocation VP

Transamerica Madison Diversified Income VP

Transamerica Market Participation Strategy VP

Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Global Allocation VP

Transamerica Morgan Stanley Global Allocation Managed Risk-Balanced VP

Transamerica MSCI EAFE Index VP

Transamerica Multi-Managed Balanced VP

Transamerica PineBridge Inflation Opportunities VP

Transamerica ProFund UltraBear VP

Transamerica Small/Mid Cap Value VP

Transamerica S&P 500 Index VP

Transamerica T. Rowe Price Small Cap VP

Transamerica TS&W International Equity VP

Transamerica TS&W Mid Cap Value Opportunities VP

Transamerica WMC US Growth VP